Form of stock certificate


 			NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

Number                                                                    Shares

            		Global
			   Entertainment
                           Holdings/Equities, Inc.

			AUTHORIZED COMMON STOCK: 100,000,000-PAR VALUE: $0.001


                THIS CERTIFIES THAT:_____________________________

                IS THE RECORD HOLDER OF:_________________________

          -Shares of Global Entertainment Holdings/Equities, Inc. Common Stock-transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

		Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

	Dated:


        NO SALE, OFFER TO SELL                    Countersigned Registered:
        OR TRANSFER OF THE SHARES                 NATIONAL STOCK TRANSFER, INC.
        REPRESENTED BY THIS CERFICATE             3098 SOUTH HIGHLAND DRIVE #485
        SHALL BE MADE UNLESS A                     SALT LAKE CITY, UTAH 84106
        REGISTRATION STATEMENT UNDEDR
        THE FEDERAL SECURITIES           (SEAL)
	ACT OF 1933, AS AMENDED WITH
        RESPECT TO SUCH SHARES IS
	THEN IN EFFECT OR AN EXEMPTION
        FROM THE REGISTRATION
	REQUIREMENTS OF SUCH ACT IS THEN
        IN FACT APPLICABLE TO                            By: /s/KG
        SUCH SHARES                                      Authorized Signature


        ____________________________                      ______________________
                Secretary                                      President